UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2011

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On May 20, 2011, O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) and Computershare Trust Company, N.A., as successor to UMB Bank, N.A., as the rights agent under the Company’s Rights Agreement, dated as of May 7, 2002, and as amended on December 29, 2010 (the “Rights Agreement”), entered into an amendment to the Rights Agreement (“Amendment No. 2”). Amendment No. 2 adds an exception to the definition of “Acquiring Person” and adds a definition for “Passive Investor.” The amended definition of “Acquiring Person” permits certain investors to acquire up to 18% of the Company’s outstanding common stock without becoming an Acquiring Person for purposes of the Rights Agreement so long as such investors continue to meet the requirements for such ownership set forth in the Rights Agreement, as amended (a “Passive Investor”). Generally, a Passive Investor is any person who has reported such ownership (but less than 18%) on Schedule 13G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of December 31, 2010 and owns over 10% as of December 31, 2010. A copy of the Rights Agreement was filed on June 3, 2002, with the Securities and Exchange Commission, as Exhibit 4.2 to the Company’s report on Form 8-K. The First Amendment was filed on February 28, 2011 as Exhibit 4.3 to the Company’s report on form 10-K.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the copy of Amendment No. 2 attached hereto as Exhibit 4.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

4.5	Amendment No. 2 to Rights Agreement, dated as of May 20, 2011, by and among O’Reilly Automotive, Inc., and Computershare Trust Company, N.A., as successor rights agent to UMB Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President of Finance and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

4.5	Amendment No. 2 to Rights Agreement, dated as of May 20, 2011, by and among O’Reilly Automotive, Inc., and Computershare Trust Company, N.A., as successor rights agent to UMB Bank, N.A.